SUB-ITEM 77Q1(b)

Caterpillar Investment Management Ltd. ("CIML") has proposed that Lord, Abbett & Co. LLC ("Lord Abbett") serve as a subadviser to a portion of the Preferred Value Fund (the "Fund") pursuant to a subadvisory agreement with CIML (the "Lord Abbett Proposed Agreement"). Lord Abbett assumed full subadvisory responsibity for the Fund on April 1, 2004 pursuant to an interim subadviser agreement (the "Interim Subadviser Agreement") that is expected to terminate on or about August 28, 2004. In order for Lord Abbett to serve as a subadviser for a portion of the Fund following the termination of the Interim Subadviser Agreement, the Investment Company Act of 1940, as amended (the "1940 Act"), requires approval of the Lord Abbett Proposed Agreement by both the Trust's Board of Trustees and the Fund's shareholders.

CIML has proposed that PanAgora Asset Management, Inc. ("PanAgora") continue to serve as subadviser to the Preferred Asset Allocation Fund (the "Fund") pursuant to a new subadvisory agreement with CIML (the "PanAgora Proposed Agreement"). It is expected that PanAgora will be involved in a transaction that will constitute an "assignment" as that term is defined in the 1940 Act. In order for PanAgora to continue to serve as a subadviser for the Fund following the consummation of the transaction, the 1940 Act requires approval of the PanAgora Proposed Agreement by both the Trust's Board of Trustees and the Fund's shareholders.

                                                             SUB-ITEM 77Q1(e)(i)



                         PREFERRED ASSET ALLOCATION FUND

                              SUBADVISER AGREEMENT

     Subadviser Agreement executed as of July 19, 2004 between CATERPILLAR INVESTMENT MANAGEMENT LTD., a Delaware corporation (the "Manager"), and PANAGORA ASSET MANAGEMENT, INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST.

     (a) Subject always to the control of the Manager (to the extent contemplated by this Agreement and the Management Contract described in Section 4 hereof) and the trustees of The Preferred Group of Mutual Funds (the "Trustees"), a Massachusetts business trust (the "Trust"), including the Manager's authority to determine what securities or other property shall be purchased or sold by or for the Preferred Asset Allocation Fund series of the Trust (the "Fund"), the Subadviser, at its expense, will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Subadviser (i) will comply with the provisions of the Trust's Agreement and Declaration of Trust and By-laws, including any amendments thereto (upon receipt of such amendments by the Subadviser), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Subadviser upon filing with the Securities and Exchange Commission), (ii) will use its best efforts to safeguard and promote the welfare of the Fund, (iii) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Subadviser in writing, and (iv) shall exercise the same care and diligence expected of the Trustees. The Subadviser and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

     (b) The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

     (c) In the selection of brokers, dealers or futures commissions merchants (collectively, "brokers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Subadviser shall comply with such policies established by the Trustees or the Manager and communicated to the Subadviser in writing and shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees or the Manager may determine and communicate to the Subadviser in writing, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser or any affiliated person of the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and to other clients of the Subadviser and any affiliated person of the Subadviser as to which the Subadviser or any affiliated person of the Subadviser exercises investment discretion. The Trust agrees that any entity or person associated with the Subadviser or any affiliated person of the Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by
Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

     (d) The Subadviser shall not be obligated to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Subadviser pursuant to this Section 1.

2.   OTHER AGREEMENTS, ETC.

     It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Subadviser, and in any person controlling, controlled by or under common control with the Subadviser, and that the Subadviser and any person controlling, controlled by or under common control with the Subadviser may have an interest in the Trust. It is also understood that the Subadviser and persons controlling, controlled by or under common control with the

Subadviser have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.   COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER.

     The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered, for the facilities furnished and for the expenses borne by the Subadviser pursuant to Section 1, a fee in accordance with Schedule A of this Agreement.

4.   ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

     This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract dated as of June 29, 1992 between the Manager and the Trust, with respect to the Fund, shall have terminated for any reason, and the Manager shall provide notice of any such termination of the Management Contract to the Subadviser; and, to the extent required by the Investment Company Act of 1940, as amended (the "1940 Act"), this Agreement shall not be amended unless such amendment be approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser.

5.   EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

     This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

     (a) The Trust may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser, or

     (b) If (i) the Trustees or the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act, and the rules and regulations thereunder, or

     (c) The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

     Action by the Trust under paragraph (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

     Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.   CERTAIN INFORMATION.

     The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Subadviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Trust, (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust, (c) there is a change in control of the Subadviser or any parent of the Subadviser within the meaning of the 1940 Act or (d) there is a material adverse change in the business or financial position of the Subadviser.

7.   CERTAIN DEFINITIONS.

     For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

8.   NONLIABILITY OF SUBADVISER.

     In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, to the Trust, to the Fund, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

9.   EXERCISE OF VOTING RIGHTS.

     Except with the agreement or on the specific instructions of the Trustees or the Manager, the Subadviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund.

10.  NOTICES.

     All notices, requests and consents shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid, to the other party at such address as may be furnished in writing by such party.

11.  CONSULTING WITH SUBADVISERS.

     (a) The Subadviser shall not consult with any Preferred Subadviser (other than an affiliated person of the Subadviser) concerning transactions of the Fund in securities or other assets.

     (b) To the extent that multiple Preferred Subadvisers serve as investment advisers of the Fund, the Subadviser shall be responsible for providing investment advice only with respect to such portion of the Fund as may from time to time be determined by the Manager.

     (c) "Preferred Subadviser" means an investment adviser, as defined in
Section 2(a)(20)(B) of the 1940 Act, for a series of the Trust. "Preferred Subadviser" shall include an investment adviser that serves as an investment adviser for a series of the Trust pursuant to an agreement between such investment adviser and a Preferred Subadviser.

     IN WITNESS WHEREOF, CATERPILLAR INVESTMENT MANAGEMENT LTD. and PANAGORA ASSET MANAGEMENT, INC. have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.




                                       CATERPILLAR INVESTMENT MANAGEMENT LTD.


                                       By: _______________________________
                                           Title:




                                       PANAGORA ASSET MANAGEMENT, INC.


                                       By: _______________________________
                                           Title:


     The foregoing is accepted by:


                                       THE PREFERRED GROUP OF MUTUAL FUNDS


                                       By: ______________________________
                                           Title:

                                   SCHEDULE A

     1. For purposes of calculating the fee to be paid to the Subadviser under this Agreement:

          "Fund Assets" shall mean the net assets of the Fund managed by the Subadviser;

          "Plan Assets" shall mean the net assets of the portion of assets managed by the Subadviser, excluding the Fund, (i) of any constituent fund of the Caterpillar Investment Management Ltd. Tax Exempt Group Trust, (ii) of any assets managed or advised by the Manager for which the Subadviser has been appointed subadviser by the Manager, (iii) of Caterpillar Inc. or any of its subsidiaries or (iv) of any employee benefit plan sponsored by Caterpillar Inc. or any of its subsidiaries;

          "Combined Assets" shall mean the sum of Fund Assets and Plan Assets;
     and

          "Average Quarterly Net Assets" shall mean the average of the net asset value of the Fund Assets, Plan Assets or Combined Assets, as the case may be, as of the last business day of each month in the calendar quarter.

     2. The Subadviser fee shall be paid in arrears (within 10 days of receipt by the Manager of an invoice from the Subadviser) based upon the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable for the calendar quarter shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Quarterly Net Assets of the Combined Assets, and dividing by four. The portion of the quarterly fee to be paid by the Manager shall be prorated based upon the Average Quarterly Net Assets of the Fund Assets as compared to the Average Quarterly Net Assets of the Combined Assets. For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Subadviser fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

     3. The following fee schedule shall be used to calculate the fee to be paid to the Subadviser under this Agreement:

               First $10        Next $40        Next $50       Over $100
                Million          Million        Million         Million

                 0.50%            0.40%          0.20%           0.10%

                                                            SUB-ITEM 77Q1(e)(ii)



                              PREFERRED VALUE FUND

                              SUBADVISER AGREEMENT

     Subadviser Agreement executed as of July 13, 2004 between CATERPILLAR INVESTMENT MANAGEMENT LTD., a Delaware corporation (the "Manager"), and LORD, ABBETT & CO. LLC, a Delaware limited liability company (the "Subadviser").

                                   WITNESSETH:

     That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES TO BE RENDERED BY SUBADVISER TO THE TRUST.

     (a) Subject always to the control of the Manager (to the extent contemplated by this Agreement and the Management Contract described in Section 4 hereof) and the trustees of The Preferred Group of Mutual Funds (the "Trustees"), a Massachusetts business trust (the "Trust"), including the Manager's authority to determine what securities or other property shall be purchased or sold by or for the Preferred Value Fund series of the Trust (the "Fund"), the Subadviser, at its expense, will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Subadviser (i) will comply with the provisions of the Trust's Agreement and Declaration of Trust and By-laws, including any amendments thereto (upon receipt of such amendments by the Subadviser), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Subadviser upon filing with the Securities and Exchange Commission), (ii) will use its best efforts to safeguard and promote the welfare of the Fund, (iii) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Subadviser in writing, and (iv) shall exercise the same care and diligence expected of the Trustees. The Subadviser and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

     (b) The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including oversight of the pricing of the Fund's portfolio and assistance in obtaining prices for portfolio securities (but excluding determination of net asset value, shareholder accounting services and fund accounting services).

     (c) In the selection of brokers, dealers or futures commissions merchants (collectively, "brokers") and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Subadviser shall comply with such policies established by the Trustees or the Manager and communicated to the Subadviser in writing and shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees or the Manager may determine and communicate to the Subadviser in writing, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser or any affiliated person of the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Fund and to other clients of the Subadviser and any affiliated person of the Subadviser as to which the Subadviser or any affiliated person of the Subadviser exercises investment discretion. The Trust agrees that any entity or person associated with the Subadviser or any affiliated person of the Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by
Section 11(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

     (d) The Subadviser shall not be obligated to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Subadviser pursuant to this Section 1.

2.   OTHER AGREEMENTS, ETC.

     It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Subadviser, and in any person controlling, controlled by or under common control with the Subadviser, and that the Subadviser and any person controlling, controlled by or under common control with the Subadviser may have an interest in the Trust. It is also understood that the

Subadviser and persons controlling, controlled by or under common control with the Subadviser have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.   COMPENSATION TO BE PAID BY THE MANAGER TO THE SUBADVISER.

     The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered, for the facilities furnished and for the expenses borne by the Subadviser pursuant to Section 1, a fee in accordance with Schedule A of this Agreement.

4.   ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

     This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract dated as of February 1, 2003 between the Manager and the Trust, with respect to the Fund, shall have terminated for any reason, and the Manager shall provide notice of any such termination of the Management Contract to the Subadviser; and, to the extent required by the Investment Company Act of 1940, as amended (the "1940 Act"), this Agreement shall not be amended unless such amendment be approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser.

5.   EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

     This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

     (a) The Trust may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser, or

     (b) If (i) the Trustees or the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act, and the rules and regulations thereunder, or

     (c) The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

     Action by the Trust under paragraph (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

     Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.   CERTAIN INFORMATION.

     The Subadviser shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Subadviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement or any other agreement concerning the provision of investment advisory services to the Trust, (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust, (c) there is a change in control of the Subadviser or any parent of the Subadviser within the meaning of the 1940 Act or (d) there is a material adverse change in the business or financial position of the Subadviser.

7.   CERTAIN DEFINITIONS.

     For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

8.   NONLIABILITY OF SUBADVISER.

     In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, to the Trust, to the Fund, or to any shareholder, officer, director or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

9.   EXERCISE OF VOTING RIGHTS.

     Except with the agreement or on the specific instructions of the Trustees or the Manager, the Subadviser shall exercise or procure the exercise of any voting right attaching to investments of the Fund.

10.  NOTICES.

     All notices, requests and consents shall be in writing and shall be personally delivered or mailed by registered mail, postage prepaid, to the other party at such address as may be furnished in writing by such party.

11.  CONSULTING WITH SUBADVISERS.

     (a) The Subadviser shall not consult with any Preferred Subadviser (other than an affiliated person of the Subadviser) concerning transactions of the Fund in securities or other assets.

     (b) To the extent that multiple Preferred Subadvisers serve as investment advisers of the Fund, the Subadviser shall be responsible for providing investment advice only with respect to such portion of the Fund as may from time to time be determined by the Manager.

     (c) "Preferred Subadviser" means an investment adviser, as defined in
Section 2(a)(20)(B) of the 1940 Act, for a series of the Trust. "Preferred Subadviser" shall include an investment adviser that serves as an investment adviser for a series of the Trust pursuant to an agreement between such investment adviser and a Preferred Subadviser.

     IN WITNESS WHEREOF, CATERPILLAR INVESTMENT MANAGEMENT LTD. and LORD, ABBETT & CO. LLC have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

                                       CATERPILLAR INVESTMENT MANAGEMENT LTD.



                                       By: _______________________________
                                           Title:



                                       LORD, ABBETT & CO. LLC



                                       By: _______________________________
                                           Title:


    The foregoing is accepted by:


                                       THE PREFERRED GROUP OF MUTUAL FUNDS



                                       By: __________________________
                                           Title:

                                   SCHEDULE A

     1. For purposes of calculating the fee to be paid to the Subadviser under this Agreement:

          "Fund Assets" shall mean the net assets of the Fund managed by the Subadviser;

          "Plan Assets" shall mean the net assets of the portion of assets managed by the Subadviser, excluding the Fund, (i) of any constituent fund of the Caterpillar Investment Management Ltd. Tax Exempt Group Trust, (ii) of any assets managed or advised by the Manager for which the Subadviser has been appointed subadviser by the Manager, (iii) of Caterpillar Inc. or any of its subsidiaries or (iv) of any employee benefit plan sponsored by Caterpillar Inc. or any of its subsidiaries;

          "Combined Assets" shall mean the sum of Fund Assets and Plan Assets;
     and

          "Average Quarterly Net Assets" shall mean the average of the net asset value of the Fund Assets, Plan Assets or Combined Assets, as the case may be, as of the last business day of each month in the calendar quarter.

     2. The Subadviser fee shall be paid in arrears (within 10 days of receipt by the Manager of an invoice from the Subadviser) based upon the Average Quarterly Net Assets of the Combined Assets during the preceding calendar quarter. The fee payable for the calendar quarter shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Quarterly Net Assets of the Combined Assets, and dividing by four. The portion of the quarterly fee to be paid by the Manager shall be prorated based upon the Average Quarterly Net Assets of the Fund Assets as compared to the Average Quarterly Net Assets of the Combined Assets. For a calendar quarter in which this Agreement becomes effective or terminates, the portion of the Subadviser fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the calendar quarter.

     3. The following fee schedule shall be used to calculate the fee to be paid to the Subadviser under this Agreement:

      First $10        Next $40      Next $50     Next $100       Over $200
       Million          Million      Million       Million         Million

        0.75%            0.50%        0.35%         0.25%           0.20%